EXHIBIT 10.14

BRIDGE NOTE

$3,000,000                                        JUNE 19, 2000

     FOR VALUE RECEIVED, INFORMAX, Inc., a Delaware corporation (the "BORROWER"), promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "BANK"), in lawful money of the United States of America in immediately available funds, the principal sum of the lesser of THREE MILLION DOLLARS ($3,000,000) or the aggregate unpaid principal amount outstanding as of the Bridge Loan Expiration Date, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

     1. AMENDMENT NO. 5 TO LOAN AGREEMENT. This Note is issued in connection with Amendment No. 5 to Loan Agreement of even date herewith by and between the Borrower and the Bank, the terms of which are incorporated herein by reference ("AMENDMENT No. 5"), and is secured by the property described in the Security Agreement by and between the Borrower and the Bank and other loan documents entered into in connection with the Loan Agreement (the "LOAN DOCUMENTS") and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note. The term "LOAN AGREEMENT" shall mean the Loan Agreement dated as of May 6, 1999 by and between the Borrower and the Bank, as amended by Amendment No. 1 to Loan Agreement dated as of August 6, 1999, Amendment No. 2 to Loan Agreement dated as of November 30, 1999, Amendment No. 3 to Loan Agreement dated as of February 7, 2000, Amendment No. 4 to Loan Agreement dated as of February 29, 2000 and Amendment No. 5. Capitalized terms used herein shall have the meanings provided in the Loan Agreement unless a different meaning is provided herein.

     2. RATE OF INTEREST. Amounts outstanding under this Note will bear interest at a rate per annum determined in accordance with the Loan Agreement. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period.

     3. PAYMENT TERMS. Accrued interest will be due and payable on the 15th day of each month, beginning with the payment due, if any, on July 15, 2000. The outstanding principal balance and any accrued by unpaid interest shall be due and payable on the Bridge Loan Expiration Date. The "BRIDGE LOAN EXPIRATION DATE" shall mean the earlier to occur of: (i) December 19, 2000 and (ii) closing date of an initial public offering of any capital stock of the Borrower or any other equity event whereby any holder or holders of the Borrower's capital stock infuse(s) additional assets, where cash or non-cash, to Borrower either as a contribution of capital, a loan or otherwise of at least $3,000,000. The Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Bridge Loan or this Note beyond the Bridge Loan Expiration Date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including

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attorney's  fees),  accrued  interest  and  principal in any order that Bank may choose, in its sold discretion.

     4. DEFAULT. The occurrence of any one or more of the following events shall constitute a "DEFAULT":

        (a) the Borrower shall fail to pay all or any portion of principal on this Note when due or any payment of interest within five (5) business days following the date when due; or

        (b) an Event of Default shall occur under the Loan Agreement or other Loan Documents.

Upon occurrence of a Default, the entire outstanding principal balance, together with all interest, costs, charges and other amounts outstanding under this Note, shall become immediately due and payable and, upon such acceleration, all amounts due hereunder shall bear interest at the Default Rate (defined below).

     5. LATE PAYMENTS: DEFAULT RATE. If the Borrower fails to make any payment of principal when due or any payment of interest or other amount coming due pursuant to the provisions of this Note within five (5) business days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment of $500. Such five (5) day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. At the option of the Bank upon the occurrence of a Default and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note, but not more than the maximum rate allowed by law (the "DEFAULT RATE"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

     6. PREPAYMENTS. Mandatory Prepayments shall be made in accordance with the terms of the Loan Agreement. The indebtedness evidenced by this Note may be voluntarily prepaid in whole or in part at any time without penalty or charge. No amounts prepaid may be reborrowed.

     7. MISCELLANEOUS. No delay or omission on the part of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security


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therefor,  including  without  limitation  reasonable  fees and  expenses of the
Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral, except for such impairment which results from the gross negligence or willful misconduct of the Bank. This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns.

     8. GOVERNING LAW. This Note has been delivered to the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the Commonwealth of Pennsylvania. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court sitting in Allegheny County, Pennsylvania, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth in the Loan Agreement and service so made will be deemed to be completed when received by the Borrower; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

     9. WAIVER OF JURY TRIAL. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     The Borrower acknowledges that it has read and understood all of the provisions of this Note, including waiver of jury trial, and has been advised by counsel as necessary or appropriate.

                           [Signature Page to Follow]

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     WITNESS the due execution of this Note as a document  under seal, as of the date first written above, with the intent to be legally bound hereby.


                                            INFORMAX, INC.


                                            By:  /s/ Alex Titomirov
                                                 -------------------------------

                                            Title:      CEO/Chair
                                                   -----------------------------

                                            Name:  Alex Titomirov
                                                   -----------------------------





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